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                                                                    EXHIBIT 10.6


                        AMENDMENT TO LICENSE AGREEMENT
                        ------------------------------

     THIS AMENDMENT TO LICENSE AGREEMENT effective as of January 29, 1999 (this "Amendment"), is entered into between THE IMMUNE RESPONSE CORPORATION, a Delaware corporation ("IRC"), having a place of business located at 5935 Darwin Court, Carlsbad, California 92008, and UROGEN CORP., a Delaware corporation ("UroGen"), having a place of business located at 10835 Altman Row, San Diego, California 92121.

                             W I T N E S S E T H:

     WHEREAS, IRC and UroGen entered into that certain License Agreement dated as of March 5, 1997 (the "Agreement"), pursuant to which IRC granted to UroGen an exclusive license under certain patent rights on the terms and subject to the conditions of the Agreement.

     WHEREAS, IRC and UroGen desire to otherwise modify the Agreement in certain respects as set forth below.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby amend the Agreement and agree as follows:

     1.   Amendments.
          ----------

          a. Section 1.3 of the Agreement hereby is amended and restated to read in full as follows:

               1.3    "Field" shall mean the prevention and treatment of all
                       -----
          cancers except colon cancer, brain tumors and melanoma.

          b. Section 3.5 of the Agreement hereby is amended and restated to read in full as follows:

               3.5    Technical Assistance and Materials. IRC shall provide
                      ----------------------------------
          UroGen with such technical assistance as UroGen reasonably requests, and IRC reasonably agrees to provide, regarding UroGen's exercise of the Licensed Patent Rights.

          c. Section 4.1.2 of the Agreement hereby is amended and restated to read in full as follows:

               4.1.2. Upon the payment by UroGen to IRC of a nonrefundable, non-creditable fee in the amount of two hundred fifty thousand dollars ($250,000), the royalty rate owing to IRC under Section 4.1.1 above shall be reduced from ten percent (10%) to five percent (5%) of Net Sales of Licensed Products and Licensed Methods by UroGen, its
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          Affiliates and sublicensees.

          d. Section 4.3 of the Agreement hereby is amended and restated to read in full as follows:

               4.3  Royalty Credit. UroGen shall have the right to credit the
                    --------------
          aggregate amount of the payments to IRC under Section 4.2 above (if any) against up to one-half (1/2) the amount of the royalties owing to IRC under Section 4.1 for each calendar quarter until a credit has been taken in the aggregate amount of such cash payments; provided,
                                                                    --------
          however, that UroGen shall not reduce the royalties paid to IRC under
          -------
          Section 4.1 to less than 3% of Net Sales of Licensed Products and Licensed Methods.

          e. Section 10.1 of the Agreement is amended by deleting the first sentence therefrom and inserting the following two sentences in lieu thereof:

          Subject to the rights of The Regents, IRC shall be responsible for and shall control the preparation, filing, prosecution and maintenance of all patent and patent applications related to the Licensed Patent Rights. UroGen shall pay all costs of the preparation, filing, prosecution and maintenance of such patent and patent applications within fifteen (15) days of receipt of invoices therefor.

     2.   Reimbursement of Patent Expenses. In reimbursement for past patent
          --------------------------------
expenses relating to the Licensed Patent Rights paid by IRC, UroGen hereby agrees to pay IRC as follows:

          a.   $10,000 within five (5) days after the date of this Amendment;
and

          b. $49,400 upon the earlier of December 31, 1999 or the closing of the next sale of debt or equity securities by UroGen involving receipt by UroGen of an aggregate amount of $500,000 or more.

     3.   Miscellaneous.
          -------------

          a. This Amendment shall be effective for all purposes as of the date first set forth above. Except as otherwise expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

          b. All terms used, but not defined, in this Amendment shall have the respective meanings set forth in the Agreement.

          c.   This Amendment may be executed in two or more

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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed the Amendment as of the date first set forth above.

                                        THE IMMUNE RESPONSE CORPORATION

                                        By [SIGNATURE ILLEGIBLE]
                                          --------------------------------

                                        Title VP, SCIENTIFIC AFFAIRS
                                             -----------------------------

                                        UROGEN CORP.


                                        By [SIGNATURE ILLEGIBLE]
                                          --------------------------------

                                        Title PRESIDENT & CEO
                                             -----------------------------

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